As filed with the Securities and Exchange Commission on June 12, 2009	Registration No. 333-159293

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT No. 3

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STAAR SURGICAL COMPANY
(Exact name of registrant as specified in its charter)
___________________
Delaware (State or other jurisdiction of incorporation or organization)	95-3797439 (I.R.S. Employer Identification No.)
1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Kaufman
Vice President and General Counsel
STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	——	——
Preferred Stock, par value $0.01 per share	——	——
Warrants	——	——
Subscription Rights to purchase Common Stock or Preferred Stock	——	——
Total	$10,000,000	$550.80(4)

(1)
This Registration Statement registers an indeterminate number of shares of common stock and preferred stock, an indeterminate number of warrants to purchase common stock or  preferred stock, and an indeterminate number of subscription rights, which in aggregate shall have an initial offering price that does not exceed $10,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provides for conversion or exchange, upon exercise of warrants or pursuant to the provisions of any such securities that may cause additional securities to be issuable upon a stock split or  stock dividend or pursuant to any anti-dilution provisions of such securities.

(2)
Pursuant to Instruction II.D. of Form S-3 under the Securities Act, the maximum aggregate offering price is provided on a combined basis for all classes of securities registered hereunder and is not specified for individual classes.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Previously paid with this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

STAAR Surgical Corporation is filing this Amendment No. 3 to its Registration Statement on Form S-3 to correct Footnote 1 on the facing page and to revise the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$551
Accounting fees and expenses	$15,000
Legal fees and expenses	3,000
Printing and related fees	5,000
Miscellaneous	500
Total	$24,051

Item 15.  Indemnification of Directors and officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a “derivative action” — an action by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of our certificate of incorporation, as amended, provides:

“The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.”

Our by-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the by-laws.

We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

We generally enter into agreements with our executive officers and directors to indemnify them to the fullest extent permitted under the Delaware General Corporation Law.

If we employ underwriters in an offering, our underwriting agreement, a form of which is attached as Exhibit 1.1, may provide for indemnification by any underwriters of STAAR, our directors, our officers who sign the registration statement and our controlling persons for selected liabilities, including liabilities under the Securities Act.

Item 16.  Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index on Page II-8.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs  is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference  in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.	That:

i.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on June 12, 2009.

STAAR SURGICAL COMPANY

By:	/s/ Barry G. Caldwell
Barry G. Caldwell President, Chief Executive Officer (Principal Executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry G. Caldwell	President, Chief Executive Officer, and Director	June 12, 2009
Barry G. Caldwell

/s/ Deborah Andrews	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting officer)	June 12, 2009
Deborah Andrews

/s/ David Bailey*	President, International Operations, and Director	June 12, 2009
David Bailey

/s/ Don Bailey*	Director, Chairman of the Board	June 12, 2009
Don Bailey

/s/ Donald Duffy*	Director	June 12, 2009
Donald Duffy

/s/ John C. Moore*	Director	June 12, 2009
John C. Moore

/s/ David Morrison*	Director	June 12, 2009
David Morrison

*By: /s/ Deborah Andrews
Deborah Andrews Attorney-in-fact

Exhibit Index

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.(1)

4.1
Form of Certificate for Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on April 18, 2003). *

4.2	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)

4.3	Form of Subscription Rights Certificate.(1)

4.7	Form of Common Stock Warrant Agreement and Warrant Certificate.(1)

4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(1)

5.1	Opinion of Charles Kaufman, Esq.*

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.*

23.1	Consent of BDO Seidman, LLP.*

23.2	Consent of legal counsel (included in Exhibit 5.1).*

24.1	Power of Attorney (see page II-7 of Amendment No. 2 to this Registration Statement).*

_______________________
*	Previously filed.

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.